UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2017

Monarch Casino & Resort, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-22088	88-0300760
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3800 South Virginia Street, Reno, Nevada	89502
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (775) 335-4600

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐ ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2017 Annual Meeting of Stockholders (the "2017 Annual Meeting") of Monarch Casino & Resort, Inc. (the "Company") held on June 14, 2017, the Company's stockholders, upon recommendation of the Board of Directors, approved an amendment to the Company's 2014 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance under the plan by 1,200,000.

The principal terms of the 2014 Equity Incentive Plan as amended are described in the Company’s proxy statement for the 2017 Annual Meeting, filed with the Securities and Exchange Commission on April 28, 2017, which description is incorporated herein by reference and is qualified in its entirety by reference to the full text of the 2014 Equity Incentive Plan, as amended, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Item 5.07       Submission of Matters to a Vote of Security Holders.

On June 14, 2017, the Company held its 2017 Annual Meeting.  A total of 16,025,154 shares (91.6% of shares outstanding as of the record date) of the Company's common stock were present or represented by proxy at the meeting.   The results of stockholder voting on the four proposals presented were as follows:

(1)

Proposal 1 – Stockholders elected the two directors nominated by the board of directors, to serve until the 2019 annual meeting of stockholders or until his or her successor is elected and qualified, or until such director's earlier death, resignation or removal.

Director Nominee	For	Against	Abstain	Broker Non-Vote
Bob Farahi	11,259,510	4,764,803	841	0
Yvette E. Landau	15,898,154	126,745	255	0
(2)	Proposal 2 – Stockholders approved an amendment to the Company's 2014 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance under the plan.
For	Against	Abstain	Broker Non-Vote
15,336,946	681,794	6,414	0
(3)

Proposal 3 – Stockholders approved, on a non-binding advisory basis, a resolution approving the executive compensation of the Company's named executive officers, which is commonly referred to as a "say-on-pay" vote.

For	Against	Abstain	Broker Non-Vote
15,876,354	137,392	11,408	0

(4)	Proposal 4 – Stockholders approved, on a non-binding advisory basis, that future "say-on-pay" votes be held every year.
Every Year	Every Two Years	Every Three Years	Abstentions
7,415,663	12,273	6,445,040	2,152,178

Item 7.01       Regulation FD Disclosure.

On June 14, 2017,  John Farahi, the Company's Chief Executive Officer, and David Farahi, the Company's Chief Operating Officer, addressed the stockholders at the 2017 Annual Meeting.  Among other things, Mr. John Farahi gave an update with respect to the ongoing construction of the hotel tower at the Company’s Monarch Casino Black Hawk and advised stockholders that the project is on schedule with target completion in the second quarter of 2019.

The information under this caption Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

CAUTIONARY STATEMENT ON FORWARD-LOOKING INFORMATION

When used in this report and elsewhere by management from time to time, the words "believes," "anticipates," "expects," "estimates," and similar expressions are intended to identify forward-looking statements with respect to the Company's financial condition, results of operations and its business including our expansion, construction timelines, development activities and debt refinancing.  Certain important factors, including, but not limited to, construction risks, competition from other gaming operations, factors affecting the Company's ability to compete, acquisitions of gaming properties, legalization of additional gaming operations in its markets, leverage, the inherent uncertainty and costs associated with litigation and governmental and regulatory investigations, and licensing and other regulatory risks, could cause the Company's actual results to differ materially from those expressed in its forward-looking statements.  Any changes in the law that would permit the establishment of gaming operations in or near Denver could materially impact Monarch Casino Black Hawk operations and could alter, delay or cause the Company to reconsider our master development plan to expand our Monarch Casino Black Hawk property.  Further information on potential factors which could affect our financial condition, results of operations and business including, without limitation, the Company's expansion, development activities, legal proceedings and employee matters, are included in our filings with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date thereof.  The Company undertakes no obligation to publicly release any revisions to such forward-looking statement to reflect events or circumstances after the date hereof.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

10.1

Monarch Casino & Resort, Inc. 2014 Equity Incentive Plan, as amended (incorporated by reference to Appendix A to the Company’s Proxy Statement filed with the U.S. Securities and Exchange Commission on April 28, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

9
Monarch Casino and Resort, Inc.

Date: June 19, 2017	/s/ Edwin S. Koenig
Edwin S. Koenig Chief Accounting Officer